Exhibit 24.1

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Loews Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint MARC A. ALPERT, DAVID B. EDELSON and MARK S. SCHWARTZ, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements and any and all amendments (including posteffective amendments) and supplements thereto, for the purpose of registering an indeterminate amount of the Corporation’s securities under the Securities Act of 1933, as amended, and qualifying any related indentures under the Trust Indenture Act of 1939, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

/s/ James S. Tisch	/s/ David B. Edelson
James S. Tisch	David B. Edelson
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer
Date: January 27, 2021	Date: January 27, 2021

/s/ Mark S. Schwartz	/s/ Ann E. Berman
Mark S. Schwartz	Ann E. Berman
Vice President, Chief Accounting Officer and Treasurer	Director
Date: January 27, 2021	Date: January 27, 2021

/s/ Joseph L. Bower	/s/ Charles D. Davidson
Joseph L. Bower	Charles D. Davidson
Director	Director
Date: January 27, 2021	Date: January 27, 2021

/s/ Charles M. Diker	/s/ Paul J. Fribourg
Charles M. Diker	Paul J. Fribourg
Director	Director
Date: February 1, 2021	Date: January 27, 2021

/s/ Walter L. Harris	/s/ Philip A. Laskawy
Walter L. Harris	Philip A. Laskawy
Director	Director
Date: January 27, 2021	Date: January 27, 2021

/s/ Susan P. Peters	/s/ Andrew H. Tisch
Susan P. Peters	Andrew H. Tisch
Director	Director
Date: January 27, 2021	Date: January 27, 2021

/s/ Jonathan M. Tisch	/s/ Anthony Welters
Jonathan M. Tisch	Anthony Welters
Director	Director
Date: January 27, 2021	Date: January 28, 2021